PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. BOX 945
                       MORRISTOWN, NEW JERSEY 07962-1945

                                                               December 13, 1999


Dendrite International, Inc.,
1200 Mount Kemble Avenue,
Morristown, NJ 07960-6797.

Ladies and Gentlemen:


         In connection  with the  registration  under the Securities Act of 1933
(the "Act") of certain deferred compensation obligations ("Obligations") of Dendrite International, Inc., a New Jersey corporation (the "Company"), arising under the Dendrite International, Inc. Deferred Compensation Plan dated as of September 1, 1998 (the "Plan"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Obligations (the "Registration Statement") has become effective under the Act, the terms of the Obligations have been duly established in conformity with the Plan and the Obligations have been issued as contemplated by the Registration Statement and the terms of the Plan under which such Obligations are to be issued, the Obligations will be validly issued legally binding, and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the New Jersey Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        PITNEY, HARDIN, KIPP & SZUCH LLP